UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  May 18, 2026
HNI Corporation
(Exact name of registrant as specified in its charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street P. O. Box 1109 Muscatine, Iowa	52761-0071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (563) 272-7400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HNI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of  the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On May 18, 2026, the Board approved the Corporation’s entry into a Change in Control Employment Agreement, to be dated and effective as of June 1, 2026, with Vincent P. (VP) Berger II, who serves as Executive Vice President and Chief Financial Officer of the Corporation (the “CIC Agreement”). The CIC Agreement will replace the existing Change in Control Employment Agreement, dated as of June 1, 2016, between the Corporation and Mr. Berger (the “Prior CIC Agreement”), which will terminate in accordance with its terms on the tenth anniversary thereof on June 1, 2026.

The terms of the CIC Agreement are substantially identical to the terms of the Prior CIC Agreement, which is the form of Change in Control Employment Agreement which the Corporation has entered into with selected senior executives.  The CIC Agreement is intended to assure continuity of executive management during a threatened change in control of the Company (“CIC”) and to ensure that executive management can objectively evaluate any CIC proposal and act in the best interests of the Corporation’s shareholders.
Under the CIC Agreement, Mr. Berger is eligible for severance benefits in the event there is a “double trigger,” which includes both a CIC and termination of employment if termination was by Mr. Berger for “good reason” or by the Corporation for any reason other than “cause” or disability. The termination must occur (i) during the two years following a CIC or (ii) prior to the CIC where Mr. Berger’s termination is directly related to the CIC. The benefits payable to Mr. Berger under the CIC Agreement in such an event consist of the following:
•	a lump-sum severance payment equal to two times the sum of (i) the Mr. Berger’s annual base salary and (ii) the average of his annual incentive compensation awards for the prior two years;

•	annual salary through the date of termination and a bonus equal to the average of Mr. Berger’s annual incentive compensation awards for the prior two years;

•	continuation of certain medical and dental benefits for up to 18 months and group life insurance benefits for up to two years; and

•	a lump-sum payment for the cost of health and dental coverage for an additional six months and a lump-sum payment for two years of continued participation in disability benefit plans.

In exchange for the CIC severance benefits, Mr. Berger would be subject to confidentiality and non-competition provisions for one year from the date of termination.
The Corporation will provide disability and certain other benefits after the date of termination if Mr. Berger is terminated by reason of disability.
The CIC Agreement defines a CIC as having occurred:
•	when a third person or entity becomes the beneficial owner of 20% or more of the Corporation’s outstanding common stock, subject to certain exceptions;

•	when more than one-third of the Board is composed of persons not recommended by at least three-fourths of the incumbent Board;

•	upon the occurrence of certain business combinations involving the Corporation; or

•	upon approval by shareholders of a complete liquidation or dissolution of the Corporation.

The CIC Agreement defines “cause” as acts of dishonesty resulting in substantial personal enrichment at the Corporation’s expense or repeated willful or deliberate violations of obligations under the CIC Agreement resulting in material injury to the Corporation.
The CIC Agreement defines “good reason” as:
•	a substantially adverse change in Mr. Berger’s position, authority, or responsibilities;

•	the Corporation’s failure to comply with the CIC Agreement;

•	a change of more than 50 miles in Mr. Berger’s principal place of work;

•	a purported termination of Mr. Berger’s employment not permitted by the CIC Agreement; and

•	a successor company not assuming the CIC Agreement.

The CIC Agreement does not obligate the Corporation to “gross up” Mr. Berger’s compensation for any excise tax, for any federal, state, and local income taxes applicable to the excise tax “gross up,” or for tax penalties and interest imposed on “excess parachute payments” (involving excess severance or CIC payments), as defined in Section 280G of the Internal Revenue Code.
The CIC Agreement has a ten-year term. The Board may terminate the CIC Agreement if the Board determines Mr. Berger is no longer a key executive, except that such a determination may not be made, and if made will have no effect, within two years after the occurrence of a CIC.
The foregoing description of the CIC Agreement is qualified by reference to the full text of the form of Change of Control Employment Agreement filed by the Corporation as Exhibit 10.15 to its Annual Report on Form 10-K for the fiscal year ended January 3, 2026.
Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Corporation’s annual meeting of shareholders held on May 20, 2026 (the “2026 Annual Meeting”), the proposals listed below were submitted to a vote of the shareholders.  The proposals are described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 25, 2026 (the “Proxy Statement”).
As of March 24, 2026, the record date for the 2026 Annual Meeting, there were 71,992,908 outstanding shares of the Corporation’s common stock eligible to vote, and 63,426,629 shares were present virtually or represented by proxy at the 2026 Annual Meeting. The final voting results with respect to each proposal voted upon at the 2026 Annual Meeting are set forth below.
Proposal No. 1 – Election of Directors.  The Corporation’s shareholders approved three nominees, John R. Hartnett, Larry B. Porcellato, and Dhanusha Sivajee, for election to the Board of Directors of the Corporation for a term expiring at the Corporation’s 2029 Annual Meeting of Shareholders and until their respective successors are elected and qualified, subject to their prior death, resignation, or removal, with votes as follows:

Director	For	Against	Abstain	Broker Non-Votes
John R. Hartnett	55,897,303	1,702,351	26,741	5,800,232
Larry B. Porcellato	54,914,744	2,685,311	26,340	5,800,232
Dhanusha Sivajee	56,170,539	1,421,163	34,694	5,800,232

Proposal No. 2 – Ratification of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for Fiscal 2026.  The Corporation’s shareholders ratified the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending January 2, 2027, with votes as follows:
For	Against	Abstain
63,007,838	370,208	48,582

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation.  The Corporation’s shareholders approved, on an advisory basis, the compensation awarded by the Corporation to its named executive officers disclosed in the Proxy Statement, with votes as follows:

For	Against	Abstain	Broker Non-Votes
56,108,616	1,453,871	63,909	5,800,232

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
HNI CORPORATION

Date: May 21, 2026	By:	/s/ Steven M. Bradford

Steven M. Bradford Senior Vice President, General Counsel, and Secretary